UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 26, 2018

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11441 Industriplex Blvd, Suite 190., Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OncBioMune Pharmaceuticals, Inc. (the “Company”) announces that Brian Barnett, MD, age 47, has been appointed as Chief Executive Officer effective December 26, 2018. Dr. Barnett replaces Dr. Jonathan Head in this position. Dr. Head will continue to serve the Company as the Chairman of the Board of Directors and now as its Chief Scientific Officer effective December 26, 2018. Prior to joining the Company, Dr. Barnett served at Puma Biotechnology, Inc. since August 2016 (“Puma”) most recently as a Vice President and Head of Medical Affairs. Prior to his time with Puma, Dr. Barnett was with Genentech, Inc., a subsidiary of Roche, from October 2012 to August 2016 and served most recently as the Medical Director, Kadcyla (T-DM1), Global Product Development Oncology. Prior to his appointment as CEO, Dr. Barnett was a member of our Scientific Advisory Board. Dr. Barnett received his B.S. from Millsaps College and M.D. from the University of Mississippi.

The Company and Dr. Barnett entered into an employment agreement effective December 26, 2018, which provided that Dr. Barnett’s base salary would be $250,000 per year. Dr. Barnett is also eligible to receive a performance based bonus of up to $150,000 upon completion of specific metrics established by the Company’s Board of Directors. Dr. Barnett is entitled to participate in all medical and other benefits that the Company has established for its employees.

Upon the effectiveness of Dr. Barnett’s employment agreement, he was granted options to purchase a number of shares of the Company’s common stock equal to $100,000 divided by the volume weighted average price of the Company’s common stock for the ten (10) business days prior to the effective date of the employment agreement. The option grant is subject to continued employment, and will vest ratably over the first three anniversary dates of the grant date.

Additionally, upon the closing of a transaction during calendar year 2019 which results in the sale of common stock of the Company on terms acceptable to the Board that provides net proceeds to the Company of no less than $4,000,000 (a “Qualifying Transaction”), Dr. Barnett shall be granted options to purchase a number of shares of the Company’s common stock equal to $50,000 divided by the transaction price of the Company’s common stock in the Qualifying Transaction. The option grant is subject to continued employment, and will vest ratably over the first three anniversary dates of the date of the closing of the Qualifying Transaction.

Dr. Barnett does not have any family relationships with any of the Company’s other officers or directors.

The Company intends to schedule an investor conference call to introduce Dr. Barnett which will be scheduled after the first of the year.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OncBioMune Pharmaceuticals, INC.

By:	/s/ Andrew A. Kucharchuk
name	Andrew A. Kucharchuk
position	President and Chief Financial Officer
December 27, 2018